As filed with the Securities and Exchange Commission on April 3, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ConocoPhillips

(Exact name of registrant as specified in its charter)

Delaware	01-0562944
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 North Dairy Ashford Houston, Texas	77079
(Address of Principal Executive Offices)	(Zip Code)

Burlington Resources Inc. Retirement Savings Plan

(Full title of the plan)

Janet Langford Kelly

Senior Vice President, Legal, General Counsel and Corporate Secretary

600 North Dairy Ashford

Houston, Texas 77079

(Name and address of agent for service)

(281) 293-1000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-Accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.01 per share (1)	2,000,000	$76.64 (3)	$153,280,000 (3)	$6,023.90 (3)

(1)	Includes the associated rights to purchase ConocoPhillips preferred stock, which initially are attached to and trade with the shares of ConocoPhillips common stock being registered hereby.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement shall also cover such indeterminate number of additional shares as may become issuable under the plans as a result of the antidilution provisions thereof. In addition, pursuant to Rule 416(c) under the Securities Exchange Act of 1933, this registration statement also covers an indeterminate amount of securities to be offered or sold pursuant to the employee benefit plan described herein.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h)(1) based upon the average of the high and low prices of the ConocoPhillips common stock reported on the New York Stock Exchange Composite Tape on April 1, 2008.

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed for the purpose of registering an additional 2,000,000 shares of ConocoPhillips common stock, including an indeterminate number of plan interests, to be issued pursuant to the Burlington Resources Inc. Retirement Savings Plan (the “Plan”). In accordance with Instruction E to the General Instructions to Form S-8, the contents of Registration Statement No. 333-130967 previously filed with the Securities and Exchange Commission relating to the Plan are incorporated herein by reference.

Item 8.	Exhibits.

Exhibit Number		Document Description
4.1	—	Restated Certificate of Incorporation of ConocoPhillips (incorporated by reference to Exhibit 3.1 to the Current Report of ConocoPhillips on Form 8-K filed on August 30, 2002; File No. 000-49987 (the “Form 8-K”)).

4.2	—	Certificate of Designations of Series A Junior Participating Preferred Stock of ConocoPhillips (incorporated by reference to Exhibit 3.2 to the Form 8-K).

4.3	—	By-Laws of ConocoPhillips, as amended on February 15, 2008 (incorporated by reference to Exhibit 99.1 to the Current Report of ConocoPhillips on Form 8-K filed on February 19, 2008; File No. 001-32395).

4.4	—	Specimen certificate representing common stock, par value $.01 per share, of ConocoPhillips (incorporated by reference to Exhibit 4.1 to the Joint Proxy Statement/Prospectus included in the Registration Statement of ConocoPhillips on Form S-4, Registration No. 333-74798).

4.5	—	Rights Agreement, dated as of June 30, 2002, between ConocoPhillips and Mellon Investor Services LLC, as rights agent, which includes as Exhibit A the form Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B the form of Rights Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Stock (incorporated by reference to Exhibit 4.1 to the Form 8-K).

*5.1	—	Opinion of Nathan P. Murphy, Senior Counsel of the registrant, as to the legality of securities.

*23.1	—	Consent of Ernst & Young LLP.

*23.2	—	Consent of Nathan P. Murphy (contained in Exhibit 5.1).

*24	—	Powers of Attorney (included on the signature page hereto).

*	Filed herewith.

Item 9.	Undertakings.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

ConocoPhillips. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 3, 2008.

CONOCOPHILLIPS

By:	/s/ John A. Carrig
John A. Carrig
Executive Vice President, Finance, and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints John A. Carrig, Janet Langford Kelly and Carin S. Knickel, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of ConocoPhillips, to sign any and all amendments (including post-effective amendments) to this registration statement and all documents or instruments necessary or appropriate to enable ConocoPhillips to comply with the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on April 3, 2008.

SIGNATURE	TITLE

/s/ James J. Mulva	Chairman of the Board of Directors, President and
James J. Mulva	Chief Executive Officer
(Principal executive officer)

/s/ John A. Carrig	Executive Vice President, Finance,
John A. Carrig	and Chief Financial Officer
(Principal financial officer)

/s/ Rand C. Berney	Vice President and Controller
Rand C. Berney	(Principal accounting officer)

/s/ Richard L. Armitage	Director
Richard L. Armitage

/s/ Richard H. Auchinleck	Director
Richard H. Auchinleck

/s/ Norman R. Augustine	Director
Norman R. Augustine

/s/ James E. Copeland, Jr.	Director
James E. Copeland, Jr.

/s/ Kenneth M. Duberstein	Director
Kenneth M. Duberstein

/s/ Ruth R. Harkin	Director
Ruth R. Harkin

Director
Charles C. Krulak

/s/ Harold W. McGraw III	Director
Harold W. McGraw III

/s/ Harald J. Norvik	Director
Harald J. Norvik

/s/ William K. Reilly	Director
William K. Reilly

/s/ William R. Rhodes	Director
William R. Rhodes

/s/ J. Stapleton Roy	Director
J. Stapleton Roy

/s/ Bobby S. Shackouls	Director
Bobby S. Shackouls

/s/ Victoria J. Tschinkel	Director
Victoria J. Tschinkel

/s/ Kathryn C. Turner	Director
Kathryn C. Turner

/s/ William E. Wade, Jr.	Director
William E. Wade, Jr.

Burlington Resources Inc. Retirement Savings Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Burlington Resources Inc. Retirement Savings Plan) have duly caused this registration statement to be signed on behalf of the Burlington Resources Inc. Retirement Savings Plan by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 3, 2008.

BURLINGTON RESOURCES INC. RETIREMENT SAVINGS PLAN
(Plan)

By:	/s/ J.W. Sheets
Name:	J.W. Sheets
Title:	Plan Financial Administrator

EXHIBIT INDEX

Exhibit Number		Document Description
4.1	—	Restated Certificate of Incorporation of ConocoPhillips (incorporated by reference to Exhibit 3.1 to the Current Report of ConocoPhillips on Form 8-K filed on August 30, 2002; File No. 000-49987 (the “Form 8-K”)).

4.2	—	Certificate of Designations of Series A Junior Participating Preferred Stock of ConocoPhillips (incorporated by reference to Exhibit 3.2 to the Form 8-K).

4.3	—	By-Laws of ConocoPhillips, as amended on February 15, 2008 (incorporated by reference to Exhibit 99.1 to the Current Report of ConocoPhillips on Form 8-K filed on February 19, 2008; File No. 001-32395).

4.4	—	Specimen certificate representing common stock, par value $.01 per share, of ConocoPhillips (incorporated by reference to Exhibit 4.1 to the Joint Proxy Statement/Prospectus included in the Registration Statement of ConocoPhillips on Form S-4, Registration No. 333-74798).

4.5	—	Rights Agreement, dated as of June 30, 2002, between ConocoPhillips and Mellon Investor Services LLC, as rights agent, which includes as Exhibit A the form Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B the form of Rights Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Stock (incorporated by reference to Exhibit 4.1 to the Form 8-K).

*5.1	—	Opinion of Nathan P. Murphy, Senior Counsel of the registrant, as to the legality of securities.

*23.1	—	Consent of Ernst & Young LLP.

*23.2	—	Consent of Nathan P. Murphy (contained in Exhibit 5.1).

*24	—	Powers of Attorney (included on the signature page hereto).

*	Filed herewith.